Exhibit 99.1

TURBOCHEF TECHNOLOGIES, INC. TO BEGIN TRADING
ON THE NASDAQ NATIONAL MARKET UNDER NEW SYMBOL “OVEN”

ATLANTA, GA, June 13, 2005 - TurboChef Technologies, Inc. (AMEX: TCF) today announced it has been approved for listing on The NASDAQ National Market. The company anticipates that trading on the American Stock Exchange will end and trading will begin in The NASDAQ National Market beginning on Monday, June 20, 2005. The company’s new trading symbol on NASDAQ will be “OVEN”.

About TurboChef Technologies, Inc.

TurboChef Technologies, Inc. is a leading provider of equipment, technology and services focused on the high-speed preparation of food products for the worldwide commercial primary cooking equipment market and is developing equipment for the residential markets through the application of its high-speed cooking technologies. TurboChef’s user-friendly speed cook ovens employ proprietary combinations of heating technologies to cook a variety of food products at faster speeds than, and to quality standards that it believes are comparable or superior to, that of conventional heating methods. The address of TurboChef’s principal executive offices is Six Concourse Parkway, Suite 1900, Atlanta, GA 30328. Visit TurboChef at www.turbochef.com.

Certain statements in this release, and other written or oral statements made by or on behalf of TurboChef, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding future events and developments and TurboChef’s future performance, as well as its management’s expectations, beliefs, plans, guidance, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: our history of losses, the uncertainty of market acceptance and demand for TurboChef’s products, the ability to obtain additional financing necessary to expand operations, the uncertainty of consumer acceptance of new products or technologies that may be offered by TurboChef, the dependence on a limited number of customers, relationships with and dependence on third-party equipment manufacturers and suppliers, impact of competitive products and pricing, heavy reliance on our senior management team and other risks detailed in TurboChef’s filings with the Securities and Exchange Commission. The words “looking forward”, “believe”, “expect”, “likely” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statements were made. TurboChef undertakes no obligation to publicly update any forward-looking statements, whether as a result of future events, new information or otherwise.

For more information, contact:

Dennis J. Stockwell
Vice President and General Counsel
TurboChef Technologies, Inc.
Six Concourse Parkway
Suite1900
Atlanta, Georgia 30328
(678) 987-1700